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                                                                      Exhibit 16









Securities and Exchange Commission
450 5th Street, N.W.
Washington, D.C. 20549

Ladies and Gentlemen:

         We have read the statements made by Resource Bancshares Mortgage Group, Inc. (copy attached), which we understand will be filed with the Commission, pursuant to Item 4 of Form 8-K dated March 23, 2000. We agree with the statements concerning our Firm in such Form 8-K.

Yours truly,

/s/ PricewaterhouseCoopers LLP


Columbia, South Carolina
March 23, 2000